Exhibit 21.1

SUBSIDIARIES OF INSPERITY, INC.

•	Insperity Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Insperity, Inc.

•	Insperity Enterprises, Inc., a Texas corporation and wholly owned subsidiary of Insperity Holdings, Inc.

•	Administaff Partnerships Holding, Inc., a Delaware corporation and wholly owned subsidiary of Insperity Holdings, Inc.

•	Insperity Captive Insurance Companies Limited, a Bermuda corporation and wholly owned subsidiary of Administaff Partnerships Holding, Inc.

•	Insperity Business Services, L.P., a Delaware limited partnership, with Insperity Holdings, Inc. being a 1% general partner and Administaff Partnerships Holding, Inc. being a 99% limited partner.

•	Insperity Retirement Services, L.P., a Delaware limited partnership, with Insperity Holidngs, Inc. being a 1% general partner and Administaff Partnerships Holding, Inc. being a 99% limited partner.

•	Insperity Services, L.P., a Delaware limited partnership, with Insperity Holdings, Inc. being a 1% general partner and Administaff Partnerships Holding, Inc. being a 99% limited partner.

•	Administaff Partnerships Holding II, Inc., a Delaware corporation and wholly owned subsidiary of Insperity Services, L.P.

•	Insperity GP, Inc., a Delaware corporation and wholly owned subsidiary of Insperity Services, L.P.

•	Insperity Support Services, L.P., a Delaware limited partnership, with Insperity GP, Inc. being a 1% general partner and Administaff Partnerships Holding II, Inc. being a 99% limited partner.

•	Administaff Companies, Inc., a Delaware corporation and wholly owned subsidiary of Insperity Holdings, Inc.

•	Administaff Partnerships Holding III, Inc., a Delaware corporation and wholly owned subsidiary of Administaff Companies, Inc.

•	Insperity PEO Services, L.P., a Delaware limited partnership, with Administaff Companies, Inc. being a 1% general partner and Administaff Partnerships Holding III, Inc. being a 99% limited partner.

•	Insperity Insurance Services, L.L.C., a Delaware limited liability corporation and wholly owned subsidiary of Insperity PEO Services, L.P.

•	Insperity Employment Screening, L.L.C, a Delaware limited liability corporation and wholly owned subsidiary of Insperity Holdings, Inc.

•	Insperity Expense Management, Inc. a California Corporation and wholly owned subsidiary of Insperity Holdings, Inc.

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